Exhibit 99.1

Financial Statements
MetaPack Limited

For the year ended 31 March 2018

MetaPack Limited
Contents

Page

Independent auditor's report	1 – 2

Consolidated income statement	3

Consolidated statement of comprehensive income	4

Consolidated statement of financial position	5

Consolidated cash flow statement	6

Consolidated statement of changes in equity	7

Notes to the financial statements	8 – 32

REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Metapack Limited

We have audited the accompanying consolidated financial statements of  Metapack Limited and subsidiaries, which comprise the consolidated statement of financial position as of 31 March 2018, and the related consolidated statement of income, comprehensive income, changes in equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United Kingdom, including Financial Reporting Standard 102 ‘The Financial Reporting Standard applicable in the UK and Republic of Ireland’; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for qualified opinion
Accounting principles generally accepted in the United Kingdom require that financial statements be presented with comparative financial information.  These consolidated financial statements do not include comparative financial information for the year ended 31 March 2017.

Qualified opinion
In our opinion, except for the matter describe in the Basis for Qualified Opinion paragraph, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metapack Limited and subsidiaries as of 31 March 2018, and the consolidated results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United Kingdom.

Emphasis of matter
Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 26 to the consolidated financial statements.

GRANT THORNTON UK LLP

London
United Kingdom
October 31, 2018

MetaPack Limited
Consolidated income statement
For the year ended 31 March 2018

	Notes	2018 £000’s

Turnover	2	36,111

Administrative expenses		(37,091)

Operating loss	3	(980)

Interest payable and similar charges	7	(807)

Loss on ordinary activities before tax		(1,787)

Tax on loss on ordinary activities	8	912

Loss for the financial year		(875)

Loss for the financial year attributable to:

Owners of the parent		(873)

Non-controlling interests		(2)
		(875)

The notes on pages 8 to 32 form part of these financial statements.

MetaPack Limited
Consolidated statement of comprehensive income
For the year ended 31 March 2018

2018 £000’s

Loss for the financial year	(875)

Currency translation differences on foreign currency net investments	339

Total comprehensive expense for the year	(536)

Total comprehensive expense for the year attributable to:

Owners of the parent	(534)
Non-controlling interests	(2)

Total comprehensive expense for the year	(536)

The notes on pages 8 to 32 form part of these financial statements.

MetaPack Limited
Consolidated statement of financial position
As at 31 March 2018

	Notes		2018 £000’s

Fixed assets
Intangible assets	9		3,804
Tangible assets	10		274
Investments	11		15

			4,093
Current assets
Debtors	12	8,540
Cash at bank and in hand		6,062

		14,602

Creditors: amounts falling due within one year	13	(18,187)

Net current liabilities			(3,585)

Total assets less current liabilities			508

Creditors: amounts falling due after more than one year	14		(356)

Provision for liabilities	15		(220)

Net liabilities			(68)

Capital and reserves
Called up share capital	17		1
Share premium account			8,799
Profit and loss account			(8,762)

			38
Non-controlling interests			(106)

			(68)

The notes on pages 8 - 32 form part of these financial statements.

MetaPack Limited
Consolidated cash flow statement
For the year ended 31 March 2018

	Note	2018 £000’s
Cash flow from operating activities
Cash generated from operating activities	24	4,276
Corporation tax received		1,940

		6,216
Investing activities
Purchases of tangible assets		(73)
Purchases of intangible assets		(79)
Consideration payments for acquisitions		(1,428)

Net cash used in investing activities		(1,580)

Cash flows from financing activities
Issue of ordinary share capital		109
Finance lease payments		(109)
Interest paid		(545)

Net cash used in financing activities		(545)

Net increase in cash and cash equivalents		4,091

Foreign exchange translation adjustment on cash and cash equivalents		(2)

Cash and cash equivalents at the beginning of year		1,973

Cash and cash equivalents at the end of year		6,062

The notes on pages 8 to 32 form part of these financial statements.

MetaPack Limited
Consolidated statement of changes in equity

	Called-up share capital	Share premium account	Profit and loss account	Amount attributable to owners of the parent	Non- controlling interests	Total

	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s

At 31 March 2017	1	8,690	(8,220)	471	(104)	367

Loss for the year	-	-	(873)	(873)	(2)	(875)
Foreign exchange translation difference	-	-	339	339	-	339
Total comprehensive income for the year	-	-	(534)	(534)	(2)	(536)

Share based payment expense	-	-	(8)	(8)	-	(8)
Issue of shares	-	109	-	109	-	109
At 31 March 2018	1	8,799	(8,762)	38	(106)	(68)

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
1.	Accounting policies

1.1	Company information

MetaPack Limited is a limited liability company incorporated and registered in England and Wales with its registered office and principal place of business located at 200 Gray's Inn Road, London, UK.

The group's principal activity continued to be the provision of technology solutions for complex supply chains, enabling retailers, carriers and consumers optimal choice in service and cost for any package delivery requirement.

1.2	Basis of preparation of financial statements

These financial statements have been prepared in accordance with applicable United Kingdom accounting standards, including Financial Reporting Standard 102 – 'The Financial Reporting Standard applicable in the United Kingdom and Republic of Ireland' ('FRS 102'). The financial statements have been prepared on the historical cost basis except for the modification to a fair value basis for certain financial instruments as specified in the accounting policies below.

The financial statements are presented in Sterling (£’000’s), which is the functional currency of the group.

The group financial statements consolidate the financial statements of MetaPack Limited and all its subsidiary undertakings drawn up to 31 March each year.

1.3	Going concern

The directors have prepared the financial statements on a going concern basis which assumes that the company will continue in operational existence for the foreseeable future.

Based on the current forecasts reflecting a growing customer base, recurring revenues and the availability of debt facilities, the directors have concluded that the business is able to settle its liabilities as they fall due and deliver results in accordance with its current business plan.

1.4	Basis of consolidation

The financial statements consolidate the accounts of MetaPack Limited and all of its subsidiary undertakings ('subsidiaries').

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018

1.5	Business combinations

Acquisitions of subsidiaries and businesses are accounted for using the purchase method. The cost of the business combination is measured at the aggregate of the fair values (at the date of exchange) of assets given, liabilities incurred or assumed, and equity instruments issued by the group in exchange for control of the acquiree plus costs directly attributable to the business combination.

Any excess of the cost of the business combination over the acquirer's interest in the net fair value of the identifiable assets and liabilities is recognised as goodwill.  If the net fair value of the identifiable assets and liabilities exceeds the cost of the business combination the excess is recognised separately on the face of the consolidated statement of financial position immediately below goodwill.

The results of subsidiaries acquired during the year are included in total comprehensive income from the effective date of acquisition and up to the effective date of disposal, as appropriate using accounting policies consistent with those of the parent. All intra-group transactions, balances, income and expenses are eliminated in full on consolidation.

The consolidated financial statements incorporate the results of business combinations using the purchase method. In the consolidated statement of financial position, the acquiree’s identifiable assets, liabilities and contingent liabilities are initially recognised at their fair values at the acquisition date. The results of the acquired operations are included in the consolidated statement of comprehensive income from the date on which control is obtained. They are deconsolidated from the date control ceases.

1.6	Investment in subsidiaries

The consolidated financial statements incorporate the financial statements of the company and entities controlled by the group (its subsidiaries). Control is achieved where the group has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities.

1.7	Investment in joint ventures

Investments in joint ventures are accounted for at cost less impairment in the individual financial statements.

1.8	Tangible fixed assets and depreciation

Tangible fixed assets are stated at cost less depreciation.  Depreciation is provided at rates calculated to write off the cost of fixed assets, less their estimated residual value, over their expected useful lives on the following bases:

Motor vehicles	‑	3 years straight line
Fixtures & fittings	‑	5 ‑ 10 years straight line
Computer equipment	‑	2 ‑ 5 years straight line

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
1.9	Intangible fixed assets and amortisation

Intangible assets are measured at cost less accumulated amortisation and any accumulated impairment losses. Intangible assets acquired as part of an acquisition of a business are capitalised separately from goodwill if the fair value can be measured reliably on initial recognition.

Goodwill is the difference between amounts paid on the acquisition of a business and the fair value of the identifiable assets and liabilities. It has been measured at cost less accumulated amortisation and any accumulated impairment losses.

Research and development costs not meeting the criteria required for capitalisation of development costs are charged to profits in the period in which it is incurred.

Amortisation is charged so as to allocate the cost of intangibles less their residual values over their estimated useful lives, using the straight-line method.  The intangible assets are amortised over the following useful economic lives:

-	Goodwill	5 years
-	Customer Contracts	10 years
-	Trademarks	3 years
-	Proprietary software	5 years
-	Software	2 to 5 years

If there is an indication that there has been a significant change in amortisation rate or residual value of an asset, the amortisation of that asset is revised prospectively to reflect the new expectations.

1.10	Impairment of assets

At each reporting date, fixed assets are reviewed to determine whether there is any indication that those assets have suffered an impairment loss.  If there is an indication of possible impairment, the recoverable amount of any affected asset is estimated and compared with its carrying amount. If estimated recoverable amount is lower, the carrying amount is reduced to its estimated recoverable amount, and an impairment loss is recognised immediately in profit or loss.

If an impairment loss subsequently reverses, the carry amount of the asset is increased to the revised estimate of its recoverable amount, but not in excess of the amount that would have been determined had no impairment loss been recognised for the asset in prior years.  A reversal of an impairment loss is recognised immediately in profit or loss.

1.11	Debtors

Short term debtors are measured at transaction price, less any impairment. Loans receivable are measured initially at fair value, net of transaction costs, and are measured subsequently at amortised cost using the effective interest method, less any impairment.

1.12	Cash and cash equivalents

Cash is represented by cash in hand and deposits with financial institutions repayable without penalty on notice of not more than 24 hours. Cash equivalents are highly liquid investments that mature in no more than three months from the date of acquisition and are readily convertible to known amounts of cash with insignificant risk of change in value.

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
1.13	Creditors

Short term trade creditors are measured at the transaction price. Other financial liabilities, including bank loans and contingent consideration, are measured initially at fair value, net of transaction costs, and are measured subsequently at amortised cost using the effective interest method.

The group recognises a provision for annual leave accrued by employees as a result of services rendered in the current period, and which employees are entitled to carry forward and use within the next 12 months. The provision is measured at the salary cost payable for the period of absence.

1.14	Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership of the leased asset to the group. All other leases are classified as operating leases. Rentals payable under operating leases are charged to profit or loss on a straight-line basis over the lease term, unless the rental payments are structured to increase in line with expected general inflation, in which case the group recognises annual rent expense equal to amounts owed to the lessor.

The aggregate benefit of lease incentives are recognised as a reduction to the expense recognised over the lease term on a straight line basis.

1.15	Provisions for liabilities

Provisions are recognised when the group has a present obligation (legal or constructive) as a result of a past event, it is probable that the group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation.

Where the effect of the time value of money is material, the amount expected to be required to settle the obligation is recognised at present value using a pre-tax discount rate. The unwinding of the discount is recognised as a finance cost in profit or loss in the period it arises.

1.16	Taxation

Current tax is recognised for the amount of income tax payable in respect of the taxable profit for the current or past reporting periods using the tax rates and laws that have been enacted or substantively enacted by the reporting date.

Deferred tax is recognised in respect of all timing differences at the reporting date, except as otherwise indicated.

Deferred tax assets are only recognised to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits.

If and when all conditions for retaining tax allowances for the cost of a fixed asset have been met, the deferred tax is reversed.

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
1.16	Taxation (continued)

Deferred tax is recognised when income or expenses from a subsidiary or associate have been recognised, and will be assessed for tax in a future period, except where:

-          the group is able to control the reversal of the timing difference; and
-          it is probable that the timing difference will not reverse in the foreseeable future.

A deferred tax liability or asset is recognised for the additional tax that will be paid or avoided in respect of assets and liabilities that are recognised in a business combination. The amount attributed to goodwill is adjusted by the amount of deferred tax recognised.

Deferred tax is calculated using the tax rates and laws that that have been enacted or substantively enacted by the reporting date that are expected to apply to the reversal of the timing difference.

With the exception of changes arising on the initial recognition of a business combination, the tax expense (income) is presented either in profit or loss, other comprehensive income or equity depending on the transaction that resulted in the tax expense (income).

Deferred tax liabilities are presented within provisions for liabilities and deferred tax assets within debtors. Deferred tax assets and deferred tax liabilities are offset only if:

-	the group has a legally enforceable right to set off current tax assets against current tax liabilities, and
-
the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realise the assets and settle the liabilities simultaneously.

1.17	Foreign currency translation

Functional currency and presentation currency
The individual financial statements of each group entity are presented in the currency of the primary economic environment in which the entity operates (its functional currency). For the purpose of the consolidated financial statements, the results and financial position are presented in Sterling (£’000’s).

Transactions and balances
In preparing the financial statements of the individual entities, transactions in currencies other than the functional currency of the individual entities (foreign currencies) are recognised at the spot rate at the dates of the transactions, or at an average rate where this rate approximates the actual rate at the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences are recognised in profit or loss in the period in which they arise. However, in the consolidated financial statements exchange differences arising on monetary items that form part of the net investment in a foreign operation are recognised in other comprehensive income and are not reclassified to profit or loss.

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
1.17	Foreign currency translation (continued)

Translation of group companies
For the purpose of presenting consolidated financial statements, the assets and liabilities of the group's foreign operations are translated from their functional currency to Sterling (£’000’s) using the closing exchange rate. Income and expenses are translated using the average rate for the period, unless exchange rates fluctuated significantly during that period, in which case the exchange rates at the dates of the transactions are used. Exchange differences arising on the translation of group companies are recognised in comprehensive income and are not reclassified to profit or loss.

Goodwill and fair value adjustments arising on the acquisition of a foreign operation are treated as assets and liabilities of the foreign operation and translated at the closing rate.

1.18	Turnover

Turnover consists of the value (excluding VAT) for goods and services supplied in the year.

Depending on the contract, revenue is calculated based on the volume of parcels despatched through the software-as-a-service system.

Consulting, implementation, set up fees and maintenance and support services are recognised in the month the service is provided.

1.19	Employee benefits

Short-term employee benefits and contributions to defined contribution plans are recognised as an expense in the period in which they are incurred, which represents the amounts payable by the group to the fund in respect of the year.

1.20	Financial instruments

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the entity after deducting all of its financial liabilities.

Where the contractual obligations of financial instruments (including share capital) are equivalent to a similar debt instrument, those financial instruments are classed as financial liabilities. Financial liabilities are presented as such in the balance sheet. Finance costs and gains or losses relating to financial liabilities are included in the profit and loss account. Finance costs are calculated so as to produce a constant rate of return on the outstanding liability.

Where the contractual terms of share capital do not have any terms meeting the definition of a financial liability then this is classed as an equity instrument. Dividends and distributions relating to equity instruments are debited direct to equity.

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
1.21	Share options

MetaPack Limited has issued share options to employees. The fair value of the employee services received in exchange for the grant of options is recognised as an expense which is written off to the Profit and Loss account over the vesting period of the option from the date of grant. The amount to be expensed is determined by reference to the fair value of the options at the grant date.

Fair value is measured using the Black‑Scholes option pricing model. The expected life used in the model has been adjusted, based on management’s best estimate, for the effects of non‑transferability, exercise restrictions and behavioural considerations.

Where the terms of an equity‑settled transaction are modified, as a minimum an expense is recognised as if the terms had not been modified. In addition, an expense is recognised for any increase in the value of the transaction as a result of the modification, as measured from the date of modification.

Where an equity‑settled transaction is cancelled, it is treated as if it had vested on the due date of the cancellation, and any expense not yet recognised for the transaction is recognised immediately. However, if a new transaction is substituted for the cancelled transaction, and designated as a replacement transaction on the date that it is granted, the cancelled and new transactions are treated as if they were a modification of the original transaction, as described in the previous paragraph.

1.22	Judgements and estimates

Preparation of the financial statements requires management to make significant judgements and estimates. The items in the financial statements where these judgements and estimates have been made include:

Deferred tax
A deferred tax asset is recognised within MetaPack Limited for UK tax losses which will be utilised in the foreseeable future. In making the assessment the directors have assessed the expected utilisation of losses over the next two financial reporting periods.

Aged debts
Management have included an aged debt and credit note provision within the financial statements as at 31 March 2018 after reviewing trade debtor balances outstanding at the year end and identifying those where recovery is uncertain.

Valuation of separable intangible assets arising on business combinations
Management have reviewed the separable intangibles relating to the technology platform, trademarks and customer contracts and residual goodwill recognised from acquisitions in prior periods. No indicators of impairment have been identified.

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
2.	Turnover

A geographical analysis of turnover is as follows:

2018 £000’s
United Kingdom	21,546
Rest of Europe	10,582
Rest of World	3,983

36,111

Turnover, analysed by category, was as follows:	2018 £000’s

Sale of goods	338
Rendering of services	35,773

36,111

3.	Operating loss

The operating loss is stated after charging:

2018 £000’s
Amortisation ‑ intangible fixed assets	3,293
Depreciation of tangible fixed assets:
‑ owned by the group	456
Auditor's remuneration ‑ audit	101
Auditor's remuneration ‑ non‑audit	69
Operating lease rentals:
‑ other operating lease rentals	92
‑ land and buildings operating lease rentals	628
Development costs	7,234
Difference on foreign exchange	(737)

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
4.	Staff costs

Staff costs, including directors' remuneration, were as follows:

2018 £000’s
Wages and salaries	18,157
Social security costs	2,409
Other pension costs	268
Share‑based payments expense	(8)
20,826

The average monthly number of employees, including the directors, during the year was as follows:

2018 No.

Administrative and sales staff	333

5.	Directors' remuneration

2018 £000’s
Remuneration	436

Company pension contributions to defined contribution pension scheme	7

During the year retirement benefits were accruing to one director in respect of defined contribution pension scheme.

The highest paid director received remuneration of £270k and pension contributions of £Nil.

No options were exercised in the year by directors.

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
6.	Share options

An employee share option scheme has been established, under which options may be granted to employees (including directors) to subscribe for ordinary shares in the company.

The company has granted options over ordinary shares of 0.01724p each. The number of options outstanding at 31 March 2018 is:

Scheme	Number

2009/10 EMI Scheme	427
2012/13 EMI Scheme	22,196
2013/14 EMI Scheme	2,730
2017 Non-EMI Scheme	4,000
29,353

Under the rules of the share option scheme, options are normally exercisable over 3 years from the commencement of the vesting period.

Details of the number of share options and the weighted average exercise price ("WAEP") outstanding during the year are as follows:

	2018 No.	2018 WAEP £

Outstanding at the beginning of the period	29,310	46.15
Granted during the period	4,000	116.34
Cancelled during the period	-	-
Forfeited during the period	(1,000)	62.66
Exercised during the period	(2,957)	36.71

Outstanding at the end of the period	29,353	57.52

Exercisable at the period end	29,353	57.52

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
7.	Interest payable and similar charges

2018 £’000’s

On bank facilities	538
Interest on contingent consideration	7
Discount movement on contingent consideration	262
807

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
8.	Taxation

2018 £’000’s

Analysis of tax charge in the year
Current tax
UK corporation tax charge on loss for the year	(319)
Overseas taxation	266
Adjustments in respect of prior periods	(16)

(69)
Deferred tax
Utilisation of deferred tax asset on intangibles	(843)

Tax on loss on ordinary activities	(912)

Factors affecting tax charge for the year
The company has claimed a tax refund in relation to prior years in respect of UK research and development tax credits.

The tax assessed for the year is lower than the standard rate of corporation tax in the UK of 19%. The differences are explained below:

2018 £’000’s
Loss on ordinary activities before tax	(1,787)

Loss on ordinary activities multiplied by standard rate of corporation tax in the UK of 19%	(339)
Effects of:
Expenses not deductible for tax purposes	(19)
Utilisation of tax losses	(717)
Difference in tax rates in overseas jurisdictions	180
Adjustments to tax charge in respect of prior periods	(17)
Total tax charge for the year (see note above)	(912)

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
8.	Taxation (continued)

Factors that may affect future tax charges

There are utilisable UK tax losses carried forward of £9.1m. A deferred tax asset has been recognised of £0.8m for £4.6m of losses based on the extent that the directors consider the losses recoverable in the foreseeable future.

The standard rate of UK corporation tax was reduced from 20% to 19% from 1 April 2017 and is expected to reduce to 17% from 1 April 2020. These changes to the rate of corporation tax will impact the amount of future tax payments to be made by the company.

9.	Intangible fixed assets

	Goodwill £000’s	Customer contracts £000’s	Trademarks £000’s	Proprietary software £000’s	Software £000’s	Total £000’s
Cost
At 1 April 2017	13,622	1,696	142	471	1,645	17,576
Additions	-	-	-	-	79	79
Movement– Contingent consideration	34	-	-	-	-	34
Foreign exchange movement	(422)	(181)	(15)	(50)	-	(668)

At 31 March 2018	13,234	1,515	127	421	1,724	17,021

Amortisation
At 1 April 2017	8,938	431	120	240	545	10,274
Charge for the year	2,701	160	21	88	323	3,293
Foreign exchange movement	(252)	(54)	(14)	(30)	-	(350)

At 31 March 2018	11,387	537	127	298	868	13,217

Net book value
At 31 March 2018	1,847	978	-	123	856	3,804

Amortisation of intangible fixed assets is included in administrative expenses.

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
10.	Tangible fixed assets

	Motor vehicles £000’s	Fixtures & fittings £000’s	Computer equipment £000’s	Total £000’s
Cost
At 1 April 2017	19	735	2,519	3,273
Additions	-	16	57	73
Disposals	-	-	(6)	(6)
Foreign exchange movement	1	(16)	(64)	(79)
At 31 March 2018	20	735	2,506	3,261

Depreciation
At 1 April 2017	14	492	2,108	2,614
Charge for the year	2	127	327	456
Disposals	-	-	(6)	(6)
Foreign exchange movement	1	(14)	(64)	(77)
At 31 March 2018	17	605	2,365	2,987

Net book value
At 31 March 2018	3	130	141	274

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
11.	Fixed asset investments

Investments £000’s
Cost
At 1 April 2017	50
Addition	-
At 31 March 2018	50

Impairment
At 1 April 2017	-
Charge for year	35
At 31 March 2018	35

Net book value
At 31 March 2018	15

Participating interests
The Company has a 50% shareholding in FeedPack Delivery Application Limited, incorporated in England & Wales, which it acquired for £50,000 on 17 December 2013. In the period to 31 March 2018 this company ceased trading and the investment has been impaired to its expected recoverable amount of £15,429. FeedPack Delivery Application Limited has not been consolidated into these accounts as the directors do not consider it material to the results of the group.

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
11.	Fixed asset investments (continued)

Subsidiary undertakings

The following were subsidiary undertakings of the company:

Name	Country of incorporation	Holding

MetaPack Germany GmbH	Germany	100%
Total Delivery Management Limited (Dormant)	England & Wales	100%
Abol Software Limited	England & Wales	100%
Abol Software, Inc. (Indirect via MetaPack Holdings USA, Inc.)	USA	100%
MetaPack Holdings USA, Inc.	USA	100%
Oval (2280) Limited	England & Wales	72%
SendA2B Limited (Indirect via Total Delivery Management Limited)	England & Wales	100%
MetaPack Poland Sp. z.o.o.	Poland	100%
MetaPack Software SAS	France	100%
MetaPack Far East Limited	Hong Kong	100%

Name	Nature of business

MetaPack Germany GmbH	Software sales
Total Delivery Management Limited	Dormant holding company
Abol Software Limited	Software sales
Abol Software, Inc.	Software sales and development
MetaPack Holdings USA, Inc.	Holding company
Oval (2280) Limited	Software consulting
SendA2B Limited (Indirect via Total Delivery Management Limited)	Non trading
MetaPack Poland Sp. z.o.o.	Software development
MetaPack Software SAS	Software sales
MetaPack Far East Limited	Software sales

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
12.	Debtors

2018 £000’s

Trade debtors	6,202
Other debtors	287
Prepayments and accrued income	939
Deferred tax asset (see note 16)	789
Corporation tax debtor	323
8,540

Bad debts written off of £172k were recognised in the profit or loss during the year, and a provision of £879k is set against trade debtors above.

13.	Creditors: Amounts falling due within one year

2018 £000’s

Bank credit facility	10,000
Trade creditors	1,129
Corporation tax	291
Other taxation and social security	1,528
Other creditors	285
Accruals and deferred income	4,954
18,187

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
14.	Creditors: Amounts falling due after more than one year

2018 £000’s

Other creditors	356
356

Other creditors totalling £641k relates to consideration which was part of the acquisition agreement for Abol Software Inc. and Abol Software Limited in the year to 31 March 2015. The creditors are due £285k within one year and £356k due after more than one year. In January 2018 an amendment to the Share Purchase Agreement was entered into which crystallised the consideration due to the shareholders. The final two payments are due to be made on or before 7 January 2019 ($400k) and on or before 31 July 2019 ($500k).

The contingent consideration which was part of the acquisition agreements for XLogics GmbH (now part of MetaPack Germany GmbH) and XLogics Sp. Z.o.o (now MetaPack Poland Sp. Z.o.o.) in the year to 31 March 2014 was fully paid within the financial year ended 31 March 2018. The amount paid in the year was £809k.

Borrowings
Instalments on bank borrowings amounts fall due as follows:

2018 £000’s

Bank loans and credit facilities
Within one year	10,000
Between one and two years	-

Bank revolving credit facilities are secured by a fixed and floating charge over the group's undertakings and assets. There is a guarantee in place between MetaPack Limited, MetaPack Germany GmbH and MetaPack Poland Sp. Z.o.o for this loan agreement. As of March 31, 2018, the revolving credit facility had a limit of £10m, was repayable in August 2018 and attracted interest at a variable rate of 5% plus LIBOR. The revolving credit facility was settled on August 15, 2018 as part of the completed acquisition (note 25).

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
15.	Provision for liabilities

	Deferred tax liability £000’s	Total £000’s

At 1 April 2017	(304)	(304)
Reversals	84	84
Recognised during year	-	-
At 31 March 2018	(220)	(220)

16.	Deferred taxation

2018 £000’s

At beginning of year	(304)
Recognised during year	844
Foreign exchange	29
At end of year	569

The deferred tax asset / (liability) is made up as follows:

2018 £000’s

Acquired intangibles from acquisitions	(220)
Tax losses recognised	789
569

Unprovided deferred tax on UK trading losses amounts to £614k.

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
17.	Share capital

2018 £

Allotted, called up and fully paid

65,174 ‑ Ordinary shares of 0.722385p each	471
427,142 ‑ Ordinary shares of 0.01724p each	74
15,845 - A Ordinary shares of 0.01724p each	3
2,149 - B Ordinary shares of 0.01724p each	-
20,566 - C Ordinary shares of 0.01724p each	4
36,178 - C1 Ordinary shares of 0.01724p each	5
4,850 – D Ordinary shares of 0.01724p each	1
4,850 – E Ordinary shares of 0.01724p each	1
4,850 – F Ordinary shares of 0.01724p each	1
5,259 - Deferred shares of 0.01724p each	1
561

The Ordinary shares of 0.722385p each and the Ordinary shares of 0.01724p each rank pari passu in all respects. The holders can attend and vote at a meeting of the Company, participate in any dividend and participate in a return of capital on winding up. The A Ordinary shares, of 0.01724p each and the B Ordinary shares of 0.01724p each do not carry the right to receive notice of any general meeting of the Company nor the right to attend, speak or vote at any such general meeting.

The A Ordinary shares and B Ordinary shares carry limited rights to participate in a return of capital on winding up in certain circumstances, subject to the priority rights of the Ordinary shares.

The C, C1, D, E and F Ordinary shares carry no rights to (a) attend and vote at a meeting of the Company or (b) participate in any dividend. The C, C1, D, E and F Ordinary shares carry limited rights to participate in a return of capital on winding up in certain circumstances, subject to the priority rights of the Ordinary shares and the A Ordinary shares.

The Deferred shares carry no rights to (a) attend and vote at a meeting of the Company or (b) participate in any dividend. The Deferred shares carry limited rights to participate in a return of capital on winding up in certain circumstances, subject to the payment of £10 million per Ordinary share.

During the year 2,957 ordinary shares of 0.01724p were issued at prices between £35 per share and £47.6 per share further to the exercise of options. Consideration totalled £108,549 of which £108,548 was share premium.

During the year 30,375 C1 Ordinary shares, 4,850 D Ordinary shares, 4,850 E Ordinary shares and 4,850 F Ordinary shares of 0.01724p were issued at nominal value. 3,005 C Ordinary shares of 0.01724p and 303 C1 Ordinary shares of 0.01724p were redesignated as Deferred shares.

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
18.	Reserves

Called-up share capital – represents the nominal value of shares that have been issued.

Share premium account – includes any premiums received on issue of share capital. Any transaction costs associated with the issuing of shares are deducted from share premium.

Capital redemption reserve – This reserve records the nominal value of shares repurchased by the company.

Profit and loss account – includes all current and prior period retained profits and losses.

19.	Pension commitments

The group operates defined contributions pension schemes. The pension cost charge represents contributions payable by the group. Contributions totalling £50k were payable at the balance sheet date and are included in creditors.

20.	Operating lease commitments

At 31 March 2018 the group's minimum commitments under non‑cancellable operating leases were as follows:

	Land and buildings	Other
	2018 £000’s	2018 £000’s

Minimum lease payments due:
Within 1 year	603	86
Between 2 and 5 years	1,830	34
After more than 5 years	371	-

21.	Financial assets and liabilities

2018 £000’s

Financial liabilities measured at fair value through profit or loss	641
Financial assets measured at amortised cost	12,551
Financial liabilities measured at amortised cost	14,453

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
22.	Financial risk management

The group has exposures to the following main areas of risk - foreign exchange currency exposure, interest rate risk, liquidity and customer credit exposure.

Foreign exchange transactional currency exposure

The group is exposed to currency exchange rate risk due to a significant proportion of its receivables and operating expenses being denominated in non-sterling currencies. The net exposure of each currency is monitored and managed within the respective trading entity.

Interest rate risk

The group has bank borrowings at a variable interest rate of 5% plus LIBOR exposing the company to a risk in the cost base of the group if interest rates rise significantly. The revolving credit facility was repayable August 2018 and was settled on August 15, 2018 as part of the completed acquisition (note 25).

Liquidity risk

The objective of the group in managing liquidity risk is to ensure that it can meet its financial obligations as and when they fall due. The group expects to meet its financial obligations through operating cash flows and debt facilities. In the event that the operating cash flows and trading performance were below expectations, the board would reassess its operating cost base to ensure it was able to meet commitments and obligations as they come due.

Customer credit exposure

The group offer credit terms to its customers which allow payment of the debt after delivery of the goods or services. The group is at risk to the extent that a customer may be unable to pay the debt on the specified due date. This risk is mitigated by the strong on-going customer relationships and internal credit control process.

23.	Related Party Disclosure

All directors and certain senior employees who have authority and responsibility for directing and controlling the activities of the Group are considered to be key management personnel. Total remuneration in respect of these individuals is £2,729k.

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
24.	Net cash flow from operating activities

2018 £000’s

Group operating loss for the year	(980)

Amortisation of intangible fixed assets	3,293
Depreciation of tangible fixed assets	456
Investment impairment	35
Increase in debtors	813
Increase in creditors	310
Foreign exchange differences	357
Share based payment credit	(8)
Net cash flow from operating activities	4,276

25.	Post balance sheet events

On August 15, 2018, Stamps.com Inc., a Delaware USA corporation (“SDC”), through its wholly owned subsidiary Pacific Shelf 1855 Limited (“Pacific Shelf”), completed the acquisition of MetaPack Limited pursuant to a share purchase agreement dated July 24, 2018, as amended, by and among the certain key sellers named in the Agreement, MetaPack Limited, Pacific Shelf and SDC as Pacific Shelf’s guarantor.

Upon completion of the acquisition, SDC paid off the outstanding balance on the revolving credit facility of £10 million and accrued interest of approximately £90,000 on MetaPack Limited’s behalf.

26.	Summary of differences between UK and US generally accepted accounting principles

The group prepares its financial statements in accordance with generally accepted accounting principles in the United Kingdom (UK GAAP), which differs in certain significant respects from those generally accepted in the United States of America (US GAAP). The significant differences that affect retained earnings/loss and shareholders’ equity/deficit of the group are set out below.

Income/Loss	Note		Year ended 31 March 2018
			£000’s

Loss for the financial year under UK GAAP			(875)
Amortisation of goodwill		a	2,701
Recognition of contingent consideration adjustments through the income statement		b	(34)

Net income under US GAAP			1,792

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
26.	Summary of differences between UK and US generally accepted accounting principles (continued)

Shareholder’s (deficit) equity	Note		At 31 March 2018
			£000’s

Shareholder’s deficit under UK GAAP			(68)
Reverse amortisation of goodwill		a	11,672
Recognition of contingent consideration adjustments through the income statement		b	1,459
Foreign currency translation adjustment			(413)

Shareholder’s equity under US GAAP			12,650

Consolidated statement of cash flows under US GAAP	Note c	Year ended 31 March 2018
		£000’s

Net cash provided by operating activities		5,671
Net cash used in investing activities		(1,580)
Net cash used in financing activities		0

Net increase in cash and cash equivalents		4,091
Exchange rate movements		(2)
Cash and cash equivalents at beginning of period		1,973

Cash and cash equivalents at end of period		6,062

Explanations of US GAAP adjustments:

a.	Amortisation of goodwill

Under UK GAAP, goodwill has been amortised over its useful life of 5 years.  Under US GAAP goodwill is subject to annual impairment testing. The adjustment of £2,701,000 relates to the reversal of goodwill amortisation for the twelve month period. The reversal of £11,672,000 relates to the cumulative impact of reversing goodwill amortisation at 31 March 2018.

MetaPack Limited

Notes to the financial statements
For the year ended 31 March 2018
26.	Summary of differences between UK and US generally accepted accounting principles (continued)

b.	Recognition of contingent consideration adjustments through the income statement

Under UK GAAP, changes in the fair value of contingent consideration occurring more than one year after an acquisition may be recognized as changes to the value of goodwill. Under US GAAP, changes in the fair value of contingent consideration more than one year after an acquisition must be recognized as income or expense. The adjustment of £34,000 relates to the change in goodwill for the twelve month period.  The adjustment of £1,459,000 relates to the cumulative adjustment for changes in goodwill from one year after acquisition to 31 March 2018.

c.	Statement of cash flows

Under UK GAAP, interest paid may be presented as either operating or financing activities. Under US GAAP, interest paid and received is classified as operating activities.